Exhibit 2.1

PLAN OF LIQUIDATION AND DISSOLUTION

OF

VINCERX PHARMA, INC.

The following Plan of Liquidation and Dissolution (the “Plan of Liquidation”), dated as of April 17, 2025, shall effect the dissolution and complete liquidation of Vincerx Pharma, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”).

1. Adoption of Plan. The board of directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company and adopt the Plan of Liquidation and will solicit approval of the holders of the Company’s common stock (the “Common Stock”) to approve at a special meeting of stockholders the dissolution and liquidation of the Company, adopt the Plan of Liquidation, and ratify the Company’s actions taken to date with respect to the Plan of Liquidation. If stockholders holding a majority of the outstanding shares of Common Stock, voting as a single class (the “Requisite Holders”), vote in favor of the proposed dissolution and liquidation of the Company and the adoption of the Plan of Liquidation, the Plan of Liquidation shall constitute the adopted Plan of Liquidation of the Company as of the date of the approval by the Requisite Holders (the “Approval Date”).

2 Cessation of Business Activities. After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits (whether civil, criminal, or administrative) by or against the Company, collecting its assets, converting its property and assets into cash or cash equivalents, discharging or making provision for discharging its liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining cash and other property and assets to its stockholders according to their interests, and doing every other act necessary to wind up and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3. Certificate of Dissolution. After the Approval Date, the officers of the Company shall obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4. Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

(a) Sale of All or Substantially All of the Non-Cash Assets. The Company shall determine whether and when to collect, sell, exchange, distribute, or otherwise dispose of all or substantially all of its non-cash property and assets, including, but not limited to, all tangible property, intellectual property, and other intangible property, in one or more transactions on such terms and conditions as the Company, in its sole discretion, deems expedient and in the best interests of its stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and properties may be sold or transferred in one transaction or in several transactions to one or more parties. The Company shall not be required to obtain appraisals, fairness opinions, or other third-party opinions as to the value of its properties and assets and shall not be required to auction the properties and assets or otherwise seek competitive offers. In connection with such collection, sale, exchange, and other disposition, the Company shall collect or make such provision as it deems appropriate in its sole discretion for the collection of all accounts receivable, debts, and claims owing to the Company.

(b) Liquidation of Assets. The Company shall determine whether and when to transfer the Company’s property and assets to a liquidating trust (established pursuant to Section 6 hereof).

(c) Payment Obligations. The Company shall (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional, or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit, or proceeding to which the Company is a party, and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or become known to the Company or successor entity within 10 years after the Effective Date. Such claims shall be paid as required by applicable law. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate, or desirable by the Company or, if applicable, the Trustees (as defined in Section 6 hereof), in their sole discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations and all expenses related to the sale of the Company’s property and assets, the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan of Liquidation.

(d) Distributions to Stockholders. Any property and assets of the Company remaining after the payment of claims and obligations, or the provision for payment of claims and obligations, of the Company as provided in Section 4(c) hereof shall be distributed by the Company pro rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or, if applicable, the Trustees, in their sole discretion, may determine.

5. Cancellation of Common Stock. The distributions to stockholders pursuant to Sections 4 and 8 hereof (the “Liquidating Distributions”) shall be in complete redemption and cancellation of all of the outstanding shares of Common Stock. As a condition to receipt of any Liquidating Distribution, the Board of Directors or, if applicable, the Trustees, in their sole discretion, may require stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or, if applicable, the Trustees of the loss, theft, or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or, if applicable, the Trustees. The Board of Directors, in its sole discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Common Stock discontinued as of the earliest of (w) the Effective Date, (x) the close of business on the record date fixed by the Board of Directors for the first or any subsequent installment of any Liquidating Distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, if applicable, or (z) the date on which the Company files its Certificate of Dissolution under the DGCL (such date, the “Record Date”), and thereafter certificates representing shares of Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

6 Liquidating Trust. If deemed necessary, appropriate, or desirable by the Board of Directors, in its sole discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships, or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents, or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title, and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4(b) hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(d) hereof. Any such conveyance to the Trustees shall be treated for U.S federal and state income tax purposes as if the Company made such distribution to the stockholders, and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its sole discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its sole discretion, may deem necessary, appropriate, or desirable. Adoption of the Plan of Liquidation by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement, and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7. Abandoned Property. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder, or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8. Final Liquidating Distribution. Whether or not a Trust shall have been previously established pursuant to Section 6 hereof, if it should not be feasible for the Company to make the final Liquidating Distribution to its stockholders of all assets of the Company prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets (including, without limitation, any uncollected claims, contingent assets, and the Contingency Reserve) to the Trustees as set forth in Section 6 hereof. Not more than three years from the date of its creation, such Trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the Trust. Any such distribution shall be only in the form of cash.

9. Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of the Plan of Liquidation by the Requisite Holders shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange, or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange, or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange, or other disposition that are conditioned on adoption of the Plan of Liquidation.

10. Expenses of Dissolution. In connection with, and for the purposes of implementing and assuring completion of, the Plan of Liquidation, the Company may, in the sole discretion of the Board of Directors, pay any brokerage, agency, professional, legal, and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange, or other disposition of the Company’s property and assets and the implementation of the Plan of Liquidation. Adoption of the Plan of Liquidation shall constitute approval by the stockholders of the Company of any such payments.

11. Employees and Independent Contractors. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of the Plan of Liquidation, the Company may, in the sole discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the dissolution and liquidation. The Company may, in the sole discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents, and representatives, or any of them, compensation, or additional compensation above their regular compensation, in money or other property, as severance, bonus, or any other form, in recognition of the additional efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan of Liquidation. Adoption of the Plan of Liquidation shall constitute approval by the stockholders of the Company of any such compensation.

12. Indemnification. The Company shall continue to indemnify its officers, directors, employees, independent contractors, and agents to the maximum extent specified under existing agreements and in accordance with applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Liquidation and the winding up of the affairs of the Company and shall indemnify, if applicable, the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and, if applicable, the Trustees, in their sole discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents, and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect. Adoption of the Plan of Liquidation shall constitute approval by the stockholders of the Company of any such indemnification and insurance.

13. Amendment, Modification or Abandonment of Plan. If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke, amend, modify, or abandon the Plan of Liquidation and all action contemplated thereunder, to the extent permitted by the DGCL. Upon the revocation or abandonment of the Plan of Liquidation, the Plan of Liquidation shall be void.

14. Power of Board of Directors and Officers; Delegation. The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the sole discretion of the Board of Directors, to implement the Plan of Liquidation and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs. In addition, to the fullest extent permitted by the DGCL, following the Effective Date, the Board of Directors may delegate to one or more persons or entities any of the rights, powers, and duties of the Board of Directors in connection with the dissolution and winding up of the Company and the Plan of Liquidation.